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                                                                   EXHIBIT 10.29

                              CONSULTING AGREEMENT



    THIS CONSULTING AGREEMENT (this "Agreement") is made and entered into as of this 28th day of January, 1998, by and between INTERVISUAL BOOKS, INC., a California corporation ("Company") and NEIL STUART, an individual
("Consultant").


                                R E C I T A L S:

    A. Prior to the date hereof, the Company and Consultant entered into that certain Confidential Severance Agreement and General Release (the "Severance Agreement") whereby Consultant and the Company amicably agreed to cease Consultant's employment with the Company.

    B. The parties hereto are entering into this Agreement pursuant to the terms of the Severance Agreement.

    NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    1. SCOPE OF AGREEMENT. The Company hereby employs Consultant and Consultant agrees to render services to the Company upon the terms and conditions hereinafter set forth.

    2. TERM OF ENGAGEMENT. Consultant shall be engaged by the Company for a period of twelve (12) months commencing February 1, 1998, unless sooner terminated as provided herein.

    3. DUTIES OF CONSULTANT. Pursuant to this Agreement, Consultant shall agree to be available upon request by the Company to provide consulting services to the Company as reasonably requested. Such consulting services shall be scheduled at reasonable times as may be agreed upon by the Company and Consultant. Consultant shall have no authority to obligate or incur on behalf of the Company any expense, liability or obligation, or enter into any contract on behalf of the Company. Consultant represents that Consultant is an independent contractor and not an agent, employee or servant of the Company. Consultant shall not be entitled to any benefits from the Company. Nothing in this Agreement shall prohibit Consultant from establishing relationships with any other company or business entity.

    4. FEES AND EXPENSES.

           a. CONSULTING FEE. In consideration for the services to be provided by Consultant hereunder, the Company agrees to pay to Consultant a consulting fee of $12,500 per month, less legally required deductions and withholdings, payable on the last day of each month during the term of Consultant's engagement hereunder.

           b. EXPENSES. The Company shall reimburse Consultant for reasonable travel, lodging, out-of-pocket, legal and accounting expenses which have been approved

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in advance by the Company and after receipt by the Company of appropriate documentation of such expenses.

    5. NONDISCLOSURE AND OWNERSHIP OF PROPRIETARY INFORMATION.

           a. PROPRIETARY INFORMATION. Consultant agrees to hold confidential and not to use any of the Company's confidential and/or proprietary information or trade secrets. In furtherance thereof, the parties hereto agree that the items and projects listed on Schedule A hereto (collectively, the "Projects") were developed utilizing Company confidential information, proprietary information or trade secrets and shall be held in the strictest confidence by Consultant and shall not be used by Consultant.

           b. OWNERSHIP. Consultant acknowledges and agrees that all right, title and interest in and to the Projects shall be and shall remain the exclusive property of the Company and Consultant has no right in or interest to any of the Projects. Without limiting the foregoing, Consultant assigns to the Company any and all right, title or interest which Consultant may have in all Projects made, developed or conceived of in whole or in part by Consultant during Consultant's employment by the Company and engagement hereunder.

           c. AGREEMENT NOT TO SOLICIT EMPLOYEES. To protect the proprietary information, confidential information and trade secrets of the Company, Consultant agrees, during the term of this Agreement and for a period of one year after termination of this Agreement, not to at anytime, directly or indirectly, either on Consultant's own behalf or on behalf of any other person or entity, solicit or employ any person who is an employee of the Company. Consultant agrees that the covenants contained in this paragraph are reasonable and desirable.

    6. CROSS-DEFAULT. Any breach by Consultant of any provision contained in the Severance Agreement shall be deemed a material breach of this Agreement.

    7. TERMINATION OF ENGAGEMENT. This Agreement and Consultant's engagement by the Company shall terminate and the obligations and covenants of the parties hereunder shall be of no further force and effect, except that the provisions of Sections 5, 9 and 10 shall survive the termination of this Agreement, ten (10) days after a party ("Breaching Party") has received written notice from the other party ("Nonbreaching Party") of the Breaching Party's material breach of this Agreement; provided, however, that if such material breach is capable of being cured, this Agreement shall not terminate if the Breaching Party cures such breach within ten (10) days of receiving such notice.

    8. NOTICES. All notices under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally, or within five days after mailing by first class registered or certified mail, postage prepaid, and properly addressed, or upon receipt if sent by telegraph or telephonic facsimile transmission to the party to whom notice is to be given, at such party's address or the telex or facsimile number set forth on the signature page of this Agreement, or any other address or number that any party may designate by written notice to the other.

    9. EQUITABLE RELIEF. Consultant recognizes that the Company is relying for its protection upon the existence and validity of the provisions set forth in this Agreement and that monetary damages would not be an adequate remedy for the Company if Consultant violated any of these provisions. Therefore, Consultant agrees that in addition to any other rights or remedies

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it may have, the Company shall have the right to equitable relief by way of injunction, accounting for earnings or otherwise, for the violation of any provision of this Agreement.

    10. ARBITRATION. Except for claims seeking injunctive or equitable relief, which claims may be brought in any court of competent jurisdiction, the parties hereto agree that any dispute regarding any aspect of this Agreement or any act which allegedly has or would violate any provision of this Agreement will be submitted to arbitration in Orange County, California, before a retired judge chosen through J.A.M.S./ENDISPUTE, as exclusive remedy for such claim or dispute. Should Consultant pursue any other legal or administrative action, the Company shall be entitled to the return of all payments paid by the Company under this Agreement and to recover all costs, expenses and attorneys' fees it incurs as a result of such action.

    11. EFFECT OF AGREEMENT. This Agreement constitutes the entire agreement between the Company and Consultant with respect to the subject hereof, and fully supersedes any prior agreements or understandings with respect thereto. No provision of this Agreement shall be deemed waived, amended or modified by any party, unless in writing and signed by the parties hereto.

    12. MISCELLANEOUS. Any provision of this Agreement which is rendered unenforceable shall be ineffective only to the extent of such prohibition or invalidity and shall not invalidate or otherwise render ineffective any or all of the remaining provisions of this Agreement. Any assignment by Consultant of the services or work to be performed under this Agreement, in whole or in part, or any other interests hereunder, voluntarily, involuntarily or by operation of law, without the Company's written consent, shall be void. No modification amendment or waive of any provision of this Agreement shall be effective unless the same shall be in a written instrument signed by the parties hereto. This Agreement shall be governed by and construed in accordance with the laws of the State of California.


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    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                                        "Company"

                                        INTERVISUAL BOOKS, INC., a California
                                        corporation


                                        By: /s/ Nathan N. Sheinman
                                          --------------------------------------
                                        Name:   Nathan N. Sheinman
                                            ------------------------------------
                                        Title:  President, COO
                                             -----------------------------------
                                        Address: 2716 Ocean Park Blvd.
                                                 Suite 2020
                                                 Santa Monica, CA  90405
                                        Fax: (310) 399-0419


                                        "Consultant"

                                        NEIL STUART, an individual


                                        By: /s/ Neil Stuart
                                          --------------------------------------
                                        Name: NEIL STUART
                                        Address: 66 Scout Hill Road
                                               ---------------------------------
                                                 Mahopac, New York 10541
                                               ---------------------------------

                                        Fax: (914) 628-1662



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